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                                                                    Exhibit 10.7


                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT (this "Agreement") is entered into as of March 31, 1998 (the "Effective Date"), by and between AIRONET WIRELESS COMMUNICATIONS, INC. ("Aironet"), a Delaware corporation, and TELXON CORPORATION, a Delaware corporation ("Telxon").

                                   BACKGROUND

         WHEREAS, as Aironet's principal stockholder, Telxon has heretofore provided certain administrative, financial, management and other services to Aironet;

         WHEREAS, simultaneously with the execution of this Agreement, Aironet is selling shares of its common stock to investors in a private sale (the "Offering"); and

         WHEREAS, in connection with the Offering, Telxon will in general cease providing services to Aironet; however, Aironet desires to retain Telxon, and Telxon desires to act, as an independent contractor to continue to provide certain services to Aironet on the terms and subject to the conditions set forth herein.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Telxon and Aironet hereby agree as follows:

1.       SERVICES.

         1.1 SALE AND PURCHASE. During the Term (defined herein), Telxon will provide to (or procure for) Aironet, and Aironet will purchase from (or acquire through) Telxon, the services, employee benefits and insurance described in Schedules I and II attached hereto ("Services"). At Aironet's request, Telxon will provide Services directly to Aironet's subsidiaries.

         1.2 QUALITY. The Services shall be substantially similar in scope to those provided by Telxon to Aironet prior to the Effective Date, and Telxon shall use reasonable efforts to ensure that the nature and quality of the Services provided to Aironet hereunder shall be undifferentiated from the nature and quality of the Services that Telxon provides to itself and its subsidiaries. Without limiting the generality of the foregoing, Telxon shall use reasonable efforts to ensure that the nature and quality of Services provided to Aironet employees under the Telxon Plans (defined herein), either by Telxon directly or through administrators under contract, shall be undifferentiated from the nature and quality of the Services provided to Telxon employees.



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2.       EMPLOYEE BENEFIT PLANS.

         2.1 PARTICIPATION. During the Term, eligible Aironet employees will continue to participate in Telxon's employee welfare and benefit plans identified in the Schedules (defined herein) ("Telxon Plans").

         2.2 COOPERATION. Aironet agrees to cooperate with Telxon in the administration and coordination of and compliance with regulatory and administrative requirements associated with the Telxon Plans, including, but not limited to: sharing payroll data for determination of highly compensated employees; providing census information (including accrued benefits) for purposes of performing discrimination tests; providing actuarial reports for purposes of determining the funded status of any plan; review and coordination of insurance and other independent third-party contracts; and providing for review of all summary plan descriptions, requests for determination letters, insurance contracts, Forms 5500, financial statement disclosures and plan documents.

         2.3 DELEGATION. Aironet hereby delegates to Telxon final, binding and exclusive authority, responsibility and discretion to interpret and construe the provisions of the Telxon Plans in which Aironet employees participate. Telxon may further delegate such authority to plan administrators, including the authority to:

             (a) provide administrative and other services;

             (b) reach factually supported conclusions regarding claims, consistent with terms of the Telxon Plans; and

             (c) make a full and fair review of each claim denial or other decision relating to the provision of benefits provided or arranged for under the Telxon Plans, in accordance with the requirements of the Employee Retirement Income and Security Act ("ERISA"), where applicable.

3.       FEES AND PAYMENT.

         3.1 FEES AND COSTS. Schedules I and II (collectively, the "Schedules") set forth the prices that Aironet will pay to Telxon for certain Services, and whether the costs associated with other Services (including any contributions to benefit plans, premiums for insurance and third-party expenses paid by Telxon in connection with the Services) will be passed-through to Aironet or charged to Aironet employees through payroll deductions. In addition, Aironet shall reimburse Telxon in accordance with past practices for Telxon's expenses and costs related to (i) participation by Aironet employees in any Telxon Plans,
(ii) coverage of Aironet's property, officers and directors under Telxon's liability, property and casualty, and fiduciary insurance policies and (iii) other third party costs and expenses incurred by Telxon in connection with the provision of the Services to Aironet and its employees. Costs which are passed through to Aironet will be equal to the third-party costs and expenses incurred by Telxon on Aironet's behalf. If Telxon incurs costs or expenses on behalf of both Aironet and businesses operated by Telxon, Telxon will allocate such costs and expenses in good faith, in accordance with generally accepted accounting principles, if applicable,


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among Aironet and the various other businesses. Aironet will pay the amounts incurred in connection with Telxon's performing services for Aironet's subsidiaries. The amounts payable by Aironet to Telxon hereunder, regardless of whether they are fixed fees, passed-through costs, reimbursement of costs incurred, deductions from payroll or otherwise, are referred to as "Service Fees."

         3.2 INVOICING AND SETTLEMENT OF FEES.

             (a) Telxon will invoice Aironet for all Service Fees due and payable for the prior month then ended, and Aironet will pay such invoices within thirty (30) days after its receipt thereof.

             (b) At Aironet's election: (i) Aironet will fund and administer all wage and salary payments to Aironet employees, and all medical, retirement and other benefits and claims payable to or on behalf of Aironet employees and their dependents ("Employee Payments"); or (ii) Telxon will administer Employee Payments and Aironet will establish accounts against which Telxon may draw to make Employee Payments.

4.       LIABILITY.

         4.1 LIMITATION OF LIABILITY. Telxon, its subsidiaries and, to the extent permitted by law, the Telxon Plans, and their respective directors, officers, agents, and employees (each, a "Telxon Indemnified Person") shall have no liability, direct or indirect, to Aironet or its employees for or in connection with any Services performed by any Telxon Indemnified Person pursuant to this Agreement, other than Telxon's liability for breach of this Agreement and other than liability for damages caused to Aironet or its employees by a Telxon Indemnified Person's gross negligence or willful misconduct. Aironet acknowledges and agrees that the scope and availability of coverage for Aironet, its property, directors, officers and employees under the Telxon Plans and under Telxon's insurance policies may from time to time differ from that which was available prior to or at the Effective Date.

         4.2 INDEMNIFICATION. Aironet agrees to indemnify, defend and hold harmless each Telxon Indemnified Person from and against any and all damages, and to reimburse each Telxon Indemnified Person for all reasonable expenses as they are incurred in investigating, preparing, pursuing or defending any claim, action, suit, proceeding or investigation, arising out of or in connection with Services performed by any Telxon Indemnified Person pursuant to this Agreement, including but not limited to expenses incurred by Telxon under Section 6.3(c), except to the extent that such damages and expenses result from a Telxon Indemnified Person's gross negligence or willful misconduct.

         4.3 MULTI-EMPLOYER PLANS. Telxon agrees to indemnify, defend and hold harmless Aironet, its stockholders, directors, and officers from and against any and all damages, costs and expenses which arise by operation of law merely by virtue of the fact that Aironet employees participate in the Telxon Plans, and which do not directly relate to or arise in connection with Aironet employees' participation.


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         4.4 FURTHER INDEMNIFICATION. To the extent that any third party has agreed to indemnify any Telxon Indemnified Person or to hold a Telxon Indemnified Person harmless in connection with the third party's performance of Services, Telxon will use reasonable efforts to make the benefits of such Agreement available to Aironet in the event that indemnification is required.

5.       RECORDS.

         5.1 GENERAL. Upon reasonable notice to Telxon, Aironet may inspect Telxon's books and records which support invoices for Service Fees and any related allocation of costs between Aironet and Telxon's businesses.

         5.2 TELXON PLANS. Upon reasonable prior written request to Telxon, Aironet may inspect, and Telxon shall provide Aironet with reports, relating to:
(i) benefits paid to or on behalf of Aironet employees under the Telxon Plans, including but not limited to financial statements, claims history, and census information; and (ii) other information relating to the Services that is required to satisfy any reporting or disclosure requirement of ERISA or the Internal Revenue Code of 1986, as amended. Telxon's costs to prepare such reports may be charged to Aironet as a Service Fee.

6.       TERM AND TERMINATION.

         6.1 TERM. The initial term of this Agreement is the one (1) year period commencing on the Effective Date and ending on March 31, 1998. The term will be renewed automatically for successive one-year periods unless either Aironet or Telxon elects not to renew this Agreement upon not less than six (6) months prior written notice (the initial term and any renewal term, as either may be terminated in accordance with Section 6.2, is referred to as the "Term").

         6.2 TERMINATION.

             (a) After the initial one-year term, Aironet or Telxon may terminate this Agreement at any time upon not less than six (6) months written notice.

             (b) At any time after the Effective Date:

                (i) Telxon may terminate any Service that Telxon ceases to provide to itself and its subsidiaries (other than Aironet) upon not less than six (6) months written notice, or a shorter period if required under the terms of a terminated Telxon Plan.

                (ii) Telxon may terminate any Service if Aironet fails to perform any of its material obligations under this Agreement relating to any such Service, upon not less than sixty (60) days written notice, during which period Aironet may cure its failure.

                (iii) Aironet may terminate any Service if Telxon fails to perform any of its material obligations under this Agreement relating to any such Service, upon not


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             less than sixty (60) days written notice, during which period
             Telxon may cure its failure.

                (iv) Aironet may terminate any Service if Aironet elects in writing to provide such Service itself and Telxon will not be adversely affected by such termination, upon not less than sixty
             (60) days written notice.

         6.3 EFFECT OF TERMINATION.

             (a) Upon the effective date of a termination of any Service or of this Agreement, Telxon will have no further obligation to provide the terminated Service and Aironet will have no obligation to pay any Service Fees relating to such Services; provided, however, that notwithstanding such termination: (i) Aironet shall remain liable to Telxon for Service Fees for Services provided prior to the effective date of the termination; (ii) Aironet shall be liable for Service Fees relating to benefits paid to Aironet employees after, but incurred prior, to the effective date of the termination; (iii) Aironet shall remain liable for any Service Fees relating to any Services required by law to be provided by Telxon after the effective date of the termination; and (iv) the provisions of Sections 4 and 5 shall survive the expiration or termination of the Term.

             (b) Telxon and Aironet agree to cooperate with each other in order to allow for an orderly transition of Services to Aironet upon the expiration or termination of the Term. Without limiting the generality of the foregoing, Telxon agrees promptly upon termination of this Agreement to provide Aironet with copies of all records relating to Aironet employee participation in the Telxon Plans and benefits to Aironet Employees thereunder, and relating to Aironet employee compensation and service records.

             (c) Aironet and Telxon agree to cooperate with each other, both during the Term and after its expiration or termination, in the event that either is engaged in any civil or governmental actions, proceedings or investigations relating to the Services.

7.       MISCELLANEOUS.

         7.1 PRIOR AGREEMENTS. This Agreement supersedes all prior and contemporaneous agreements between the parties, whether oral or in writing, relating to the subject matter hereof.

         7.2 NO AGENCY. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto, and, except as expressly provided herein, neither party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

         7.3 SUBCONTRACTORS. Telxon may hire or engage one or more subcontractors to perform all or any of the Services, provided that Telxon will in all cases remain primarily responsible for all obligations undertaken by it in this Agreement with respect to the scope, quality and nature of the Services provided to Aironet.


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         7.4 ASSIGNABILITY. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated by Aironet to a direct competitor of Telxon (a "Competitor"), and any such assignment or delegation shall be void and of no effect. The merger, consolidation, asset sale, change of control, or any other reorganization of Aironet with or into a Competitor, or of a Competitor with or into Aironet, shall be deemed an assignment under this Section 7.4. Subject to the foregoing, this Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to give any person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

         7.5 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the state of Ohio without regards to conflict of laws principles.

         7.6 SEVERABILITY. If any provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed to the greatest extent possible without striking the invalid or unenforceable provision or, if required, as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly, so long as to do so will not materially alter the rights and responsibilities considered as a whole of the parties hereunder.

         7.7 AMENDMENT. This Agreement may only be amended by a written agreement executed by both parties hereto.

         7.8 HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part thereof or affect in any way the meaning or interpretation of this Agreement.

         7.9 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. For evidentiary purposes, faxed executed counterparts shall be deemed to be originals.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

                                          AIRONET WIRELESS COMMUNICATIONS, INC.


                                          By: /s/ Roger J. Murphy
                                              ----------------------------------
                                                  Roger J. Murphy, President and
                                                  Chief Executive Officer

                                          TELXON CORPORATION


                                          By: /s/ Kenneth W. Haver
                                              ----------------------------------
                                                  Kenneth W. Haver,
                                                  Senior Vice President and
                                                  Chief Financial Officer


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                          SERVICES AGREEMENT-SCHEDULE I
                          GENERAL CORPORATE SERVICES(1)


SERVICE                                                                  BILLING METHODOLOGY OR RATE
-------                                                                  ---------------------------

-  TAXES                                                                    $2,000/month

   -  Tax return preparation (federal, state and sales)

   -  Tax planning services

-  HUMAN RESOURCES AND BENEFITS                                             $5,833/month

   -  Benefit plan administration

      - Maintenance of eligibility files upon Aironet's notification of status changes

      - Claim adjudication under the terms of applicable plans

      - Maintenance of toll-free telephone lines for inquiries, etc.

      - Support services (internal and external, including COBRA)

   -  Other benefit support services

      - Audit, legal, actuarial fees and related recoveries

      - benefits administration (insurance,
        savings, other benefit plans and statutory requirements)

   -  Employee relations support

   -  New hire and termination processing services

-  PAYROLL PROCESSING                                                       $2,500/month

-  IN-HOUSE LEGAL SERVICES                                                  Pass-Through Billing
                                                                            (capped at $3,000/month)

--------
(1) In each case, third-party costs incurred by Telxon on behalf of Aironet will be passed through by Telxon to Aironet as a Service Fee.


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

SERVICE                                                                  BILLING METHODOLOGY OR RATE
-------                                                                  ---------------------------


-  INSURANCE POLICIES (LIABILITY, PROPERTY, CASUALTY                        PASS-THROUGH BILLING
   AND FIDUCIARY)

-  CORPORATE, ADMINISTRATIVE AND GENERAL OVERHEAD                           $4,000/month

   -  Non-inventory U.S. purchasing

   - General real estate and facilities services, including normal office relocations

   -  Travel services

-  CORPORATE AIRCRAFT SERVICES                                              Pass-Through Billing
                                                                            subject to Federal
                                                                            Aviation Regulations

-  MIS SERVICES                                                             $8,333/month

   - Telephone voice and data line installation and maintenance.

   - Personal computer and server installation, maintenance, backup, recovery and upgrade for systems utilized by Aironet

   -  Access to network and communications
      lines for e mail, print services, other

   -  Access to Oracle financial software

   -  "Help Desk" user support


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                         SERVICES AGREEMENT-SCHEDULE II
                               BENEFITS SERVICES



SERVICE                                                                  BILLING METHODOLOGY
-------                                                                  -------------------

MEDICAL/DENTAL PROGRAMS

BENEFITS/CLAIMS

-   Claims costs for Aironet employees                                      Pass-Through Billing
    participating in the following
    Telxon plans and programs:

    -  Medical Plan (including prescription coverage)

    -  Short Term Disability Plan

    -  Dental Plan

PARTICIPANT CONTRIBUTIONS

    -  Participant contributions for above plans                            Payroll Deduction or Direct Bill

OTHER BENEFIT PLANS

LIFE INSURANCE

    -  Life insurance for Aironet employees                                 Pass-Through Billing
       (including Accidental Death and Dismemberment)

SAVINGS/RETIREMENT PLANS

    -  Company match/retirement contribution                                Pass-Through Billing

    -  Participant Contribution                                             Payroll Deduction

LONG-TERM DISABILITY PLANS

    -  Employer contributions                                               Pass-Through Billing

    -  Employee contributions                                               Payroll Deduction


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